SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                               The Henlopen Fund
                               -----------------
                (Name of Registrant as Specified in its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                               THE HENLOPEN FUND
                        LONGWOOD CORPORATE CENTER SOUTH
                          415 MCFARLAN ROAD, SUITE 213
                       KENNETT SQUARE, PENNSYLVANIA 19348

Dear Shareholder:

  I am pleased to invite you to attend a special meeting of the shareholders of The Henlopen Fund, which will be held on September 30, 2002, at Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square, Pennsylvania 19348. The meeting will start at 9:00 a.m. Eastern Daylight Time.

  The accompanying Notice of Special Meeting and Proxy Statement describe the business to be transacted at the special meeting and contain certain information about the Fund and its officers and trustees. In addition to electing five trustees, you will be asked to vote on changes to the Fund's investment restrictions and to the Fund's Trust Instrument. The Fund's Trust Instrument and investment restrictions have not been amended since the Fund was organized 10 years ago. The proposed changes would incorporate trends in the mutual fund industry and would permit more investment flexibility. These changes would permit the Fund to sell securities short, allow the Fund to invest in exchange traded funds and increase the Fund's ability to borrow money to more closely reflect limitations allowed under the SEC's 1940 Act. You will also be asked to vote on a change in the Fund's Trust Instrument that will permit the Fund's trustees to approve future reorganizations (e.g., mergers and similar transactions) of series of the Fund without having to incur the expense of a proxy solicitation.

  We hope you can join us at the special meeting. Regardless of whether you expect to attend the meeting in person, please read the accompanying Proxy Statement. After you have done so, please mark your votes on the enclosed proxy card, sign and date it, and return it to us in the enclosed postage-paid envelope. It is important that your shares be represented, and your promptness will assist us in making necessary preparations for the meeting.
Sincerely,

/s/ Mike Hershey

Michael L. Hershey
President

                               THE HENLOPEN FUND
                        LONGWOOD CORPORATE CENTER SOUTH
                          415 MCFARLAN ROAD, SUITE 213
                       KENNETT SQUARE, PENNSYLVANIA 19348
                              -------------------

                           NOTICE OF SPECIAL MEETING
                                OF SHAREHOLDERS

               OF THE HENLOPEN FUND TO BE HELD SEPTEMBER 30, 2002

TO SHAREHOLDERS OF THE HENLOPEN FUND:

  We invite you to attend a special meeting of shareholders of The Henlopen Fund, a Delaware business trust, on September 30, 2002, at 9:00 a.m. (Eastern Daylight Time), at Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square, Pennsylvania 19348. As we describe in the accompanying proxy statement, the shareholders will vote on (1) a proposal to elect five trustees, (2) a proposal to amend the Fund's fundamental investment restriction No. 1 as it relates to selling securities short, (3) a proposal to amend the Fund's fundamental investment restriction No. 2 relating to borrowing money, issuing senior securities and pledging assets, (4) a proposal to amend the Fund's fundamental investment restriction No. 4 relating to investing in other investment companies, (5) a proposal to amend Section 11.4(b) of the Fund's
                                              ---------------
  Trust Instrument, dated September 16, 1992 (the "Trust Instrument") relating to reorganizations of series of the Fund, and (6) any other business that may properly come before the Special Meeting.

  We have enclosed a proxy card with this proxy statement. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD AND MAIL IT AS SOON AS YOU CAN IN THE ENVELOPE WE HAVE PROVIDED.

  We look forward to seeing you at the special meeting.

                              THE HENLOPEN FUND

                              /s/ Bruce V. Vogenitz

                              Bruce V. Vogenitz
                              Secretary

Kennett Square, Pennsylvania
August 2, 2002

                               THE HENLOPEN FUND
                        LONGWOOD CORPORATE CENTER SOUTH
                          415 MCFARLAN ROAD, SUITE 213
                       KENNETT SQUARE, PENNSYLVANIA 19348
                              --------------------
                           FREQUENTLY ASKED QUESTIONS

Q:WHY HAVE I RECEIVED THIS PROXY STATEMENT?

  Our trustees have sent you this proxy statement, starting around August 5, 2002 to ask for your vote as a shareholder of The Henlopen Fund.

Q:WHAT AM I VOTING ON?

  You will vote on the following proposals if you owned shares of the Fund on the record date of the special meeting:

  PROPOSAL NO. DESCRIPTION
  ------------ ------------
       1       Election of five trustees.

       2 Approval of a change in the Fund's fundamental investment restriction number 1 to permit selling securities short.

       3 Approval of a change in the Fund's fundamental investment restriction number 2 to remove restrictions on borrowing money, issuing senior securities and pledging assets.

       4 Approval of a change in the Fund's fundamental investment restriction number 4 to permit investing in other investment companies.

       5       Approval of an amendment to Section 11.4(b) of the Fund's Trust
                                           ---------------
               Instrument to eliminate the necessity of shareholder approval of reorganizations of series of the Fund.

  Our trustees are not aware of any other matter that will be presented to you at the special meeting.

Q:WHO IS ENTITLED TO VOTE?

  If you owned shares of the Fund as of the close of business on the record date, July 23, 2002, then you are entitled to vote. You will be entitled to one vote per share for each share you own on the record date.

Q:DO I NEED TO ATTEND THE SPECIAL MEETING IN ORDER TO VOTE?

  No. You can vote either in person at the special meeting or by completing and mailing the enclosed proxy card.

Q:HOW WILL PROXIES BE SOLICITED?

  We (the Fund) will solicit proxies by mail. In addition, certain of our officers and employees may solicit by telephone, telegraph and personally. We will not pay these officers and employees specifically for soliciting proxies. We will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxy material.

Q:HOW MANY SHARES OF THE FUND'S STOCK ARE ENTITLED TO VOTE?

  As of the record date, the number of shares of the Fund that were entitled to vote at the special meeting was 5,244,661.

Q:WHAT HAPPENS IF THE SPECIAL MEETING IS ADJOURNED?

  The special meeting could be adjourned if, for example, a quorum does not exist or if a quorum exists but sufficient votes to approve a proposal are not received. For purposes of any adjournment, proxies will be voted "FOR" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

Q:WHAT CONSTITUTES A QUORUM?

  A "quorum" refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business. With respect to the proposals, a quorum is present if one-third of the votes of the shares of the Fund entitled to be cast are present in person or by proxy.

Q:WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD BUT DO NOT MARK MY VOTE?

  Michael L. Hershey and Bruce V. Vogenitz, as proxies, will vote your shares to elect five trustees, to approve all three proposed changes to the Fund's fundamental investment restrictions and to approve the amendment to the Fund's Trust Instrument.

Q:WHAT WILL HAPPEN IF ONE OR MORE OF THE PROPOSALS IS NOT APPROVED BY
  SHAREHOLDERS AT THE SPECIAL MEETING?

  If no trustees are elected, then the current trustees will continue to serve as trustees. If proposal 2 is not approved, then the Fund will continue to operate in accordance with its current fundamental investment restriction against selling securities short. If proposal 3 is not approved, then the Fund will continue to operate in accordance with its current fundamental investment restriction against borrowing money, issuing senior securities and pledging assets. If proposal 4 is not approved, then the Fund will continue to operate in accordance with its current fundamental investment restriction against investing in other investment companies. If proposal 5 is not approved, then the Fund will continue to operate in accordance with the provisions of its current Trust Instrument.

Q:MAY I REVOKE MY PROXY?

  You may revoke your proxy at any time before it is exercised by giving notice of your revocation to us in writing (by subsequent proxy or otherwise). Your presence at the special meeting does not itself revoke your proxy.

Q:WHO WILL COUNT THE VOTES?

  Management Information Services will count the votes and act as inspector of elections.

Q:HOW CAN I OBTAIN A COPY OF THE ANNUAL REPORT?

  You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to The Henlopen Fund, Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square, Pennsylvania 19348, Attention Corporate Secretary, or by calling, toll-free, 1-800-922-0224. We will furnish these copies free of charge.

               OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of shares of the Fund as of June 30, 2002 by: (a) each named executive officer and trustee; (b) all of the named executive officers and trustees as a group; and (c) each person or entity known by the Trust to own beneficially more than 5% of the shares of the Fund:

NAME AND (RESPECTING 5% HOLDERS)             NUMBER OF SHARES      PERCENTAGE
ADDRESS OF BENEFICIAL OWNER                 BENEFICIALLY OWNED     OWNERSHIP
--------------------------------            ------------------     ---------

Charles Schwab & Co. Inc.                    2,782,486(1)<F1>        49.03%
Special Custody Account
FBO Customers
101 Montgomery Street
San Francisco, CA 94104

National Financial Services Corp.            1,088,387(1)<F1>        19.18%
200 Liberty Street
1 World Financial Center NYSD
New York, NY 10281

Wilmington Trust Co., Agent                       294,228            5.18%
FBO Unidel Foundation
P.O. Box 8880
Wilmington, DE 19890

Michael L. Hershey                                34,608            (2)<F2>

Robert J. Fahey, Jr.                              10,297            (2)<F2>

John A. Krol                                       6,391            (2)<F2>

Stephen L. Hershey, M.D.                           4,174            (2)<F2>

John H. Remer                                        0                 0%

Officers, trustees and nominees
  as a group (7 persons)                          61,662             1.20%
----------

(1)<F1> The shares owned by Charles Schwab & Co. Inc. and National Financial Services Corp. were owned of record only.
(2)<F2>   Less than 1%.

                          DOLLAR RANGE OF FUND SHARES

  The following table describes the dollar range of shares of the Fund beneficially owned by each trustee and nominee as of June 30, 2002:

                                                   AGGREGATE DOLLAR RANGE OF
                                                EQUITY SECURITIES IN ALL FUNDS
                                                 OVERSEEN OR TO BE OVERSEEN BY
NAME OF TRUSTEE          DOLLAR RANGE OF EQUITY  TRUSTEE OR NOMINEE IN FAMILY
OR NOMINEE               SECURITIES IN THE FUND  OF INVESTMENT COMPANIES(1)<F3>
--------------          ------------------------ ----------------------------

MICHAEL L. HERSHEY           OVER $100,000               OVER $100,000
ROBERT J. FAHEY, JR.         OVER $100,000               OVER $100,000
JOHN A. KROL                 OVER $100,000               OVER $100,000
STEPHEN L. HERSHEY, M.D.    $50,001-$100,000           $50,001-$100,000
JOHN H. REMER                     None                       None
----------

(1)<F3>   The Fund is the only fund in its family of investment companies.

                   PROPOSAL NO. 1:  ELECTION OF FIVE TRUSTEES

  TRUSTEE NOMINEES. At the special meeting, we will elect five trustees to hold office until their respective successors are chosen and qualified. The current trustees have nominated five people for election. As proxies, Michael
L. Hershey and Bruce V. Vogenitz intend to vote for the election of all of the trustees' nominees. They will also vote proxies for any other person that the trustees may recommend in place of a nominee if that nominee becomes unable to serve as a trustee before the special meeting.

  Each of the nominees is currently a trustee except for Dr. Stephen L. Hershey and Mr. John H. Remer. Each nominee has consented to being named as a nominee and to serve if elected.

  Certain important information regarding our trustees and Mr. Remer (including their principal occupations for at least the last five years) is as follows (the Fund is the only portfolio in its fund complex):

  INTERESTED NOMINEES (as defined in the Investment Company Act of 1940 (the "1940 Act")):

                                     TERM OF     PRINCIPAL               OTHER
                       POSITION(S)  OFFICE AND OCCUPATION(S)        DIRECTORSHIPS
                          HELD      LENGTH OF      DURING          HELD BY TRUSTEE
NAME, ADDRESS AND AGE   WITH FUND  TIME SERVED  PAST 5 YEARS         OR NOMINEE
---------------------  ----------  -----------  ------------        -------------
Michael L. Hershey
(63)(1)<F4>(2)<F5>     Trustee      Indefinite,  Chairman,             None
Longwood Corporate                  Trustee      President,
  Center South                      since 1992   Treasurer and
Suite 213              President    One year     Secretary of
415 Mcfarlan Road                   term,        Landis Associates
Kennett Square,                     President    LLC (Kennett
PA  19348                           since 1992   Square, PA)

Stephen L. Hershey,    Nominee(3)   Indefinite,  Orthopaedic           None
  M.D. (61)(1)<F4>           <F6>   Trustee      surgeon
4745 Stanton-Ogletown               since        (Newark, DE)
Road                                1992(3) <F6>
Suite 225
Newark, DE  19713

----------

(1)<F4>   Mr. Michael L. Hershey and Dr. Stephen L. Hershey are brothers.
(2)<F5> Mr. Michael L. Hershey is an interested nominee because he is the Chairman, President, Treasurer and Secretary of Landis Associates LLC, the Fund's investment adviser.
(3)<F6> Dr. Stephen L. Hershey resigned as a trustee effective June 30, 2002 in order for the Fund to comply with certain Securities and Exchange Commission regulations requiring the Fund to have a majority of its trustees consist of persons who are not interested persons of the Fund. Dr. Hershey is an interested nominee because he is the brother of Michael L. Hershey.

  NON-INTERESTED NOMINEES:

                                     TERM OF     PRINCIPAL             OTHER
                       POSITION(S)  OFFICE AND OCCUPATION(S)       DIRECTORSHIPS
                          HELD      LENGTH OF      DURING         HELD BY TRUSTEE
NAME, ADDRESS AND AGE   WITH FUND  TIME SERVED  PAST 5 YEARS        OR NOMINEE
---------------------  ----------  -----------  ------------       -------------
Robert J. Fahey,       Trustee      Indefinite,  Senior Director       None
  Jr. (44)                          Trustee      of Real Estate
1717 Arch Street                    since 1992   Investment Banking
30th Floor                                       for the Financial
Philadelphia, PA 19103                           Services Group
                                                 of Cushman &
                                                 Wakefield, a
                                                 commercial real
                                                 estate services firm
                                                 (Philadelphia, PA)

John A. Krol (65)      Trustee      Indefinite,  Retired Chairman      Armstrong
c/o Du Pont                         Trustee      and Chief             World
1007 Market Street                  since 1999   Executive Officer     Indus-
D9000                                            of E.I. du Pont       tries Inc.
Wilmington, DE 19898                             de Nemours &          Mead
                                                 de Nemours &          Westvaco
                                                 Company               Corp.,
                                                 (Wilmington, DE)      Milliken
                                                                       & Co.

John H. Remer (77)     Nominee      Not          Retired               None
c/o Landis Associates, LLC          applicable.
Longwood Corporate
  Center South
Suite 213
415 McFarlan Road
Kennett Square, PA 19348


  Investment Adviser.  The investment adviser to the Fund is Landis Associates,
  ------------------
  LLC (the "Adviser"). The Adviser's address is Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square, PA 19348. Pursuant to an investment advisory agreement between the Fund and the Adviser, the Adviser furnishes continuous investment advisory services and management to the Fund. The Adviser is controlled by Michael L. Hershey. Mr. Hershey is the Chairman, President, Treasurer and Secretary of the Adviser and is the trustee of the Michael L. Hershey Revocable Trust U/A/D/5-7-98 which owns 90% of the outstanding membership interests of the Adviser. Mr. Hershey is also President and a trustee of the Fund.

  Compensation.  The Fund's standard method of compensating trustees is to pay
  ------------
  each trustee who is not an officer of the Fund a fee of $1,000 for each meeting of the trustees attended. The Fund also may reimburse its trustees for travel expenses incurred in order to attend meetings of the trustees. During the fiscal year ended June 30, 2002, the Fund paid a total of $4,000 in fees to trustees who were not officers of the Fund. The table below sets forth the compensation paid by the Fund to each of the current trustees during the fiscal year ended June 30, 2002:

                               COMPENSATION TABLE

                                        PENSION OR                     TOTAL
                        AGGREGATE       RETIREMENT    ESTIMATED    COMPENSATION
                      COMPENSATION   BENEFITS ACCRUED   ANNUAL       FROM THE
                          FROM       AS PART OF FUND BENEFITS UPON   FUND PAID
NAME OF PERSON          THE FUND       EXPENDITURES   RETIREMENT    TO TRUSTEES
--------------        -------------  ----------------------------  ------------
Michael L. Hershey           $0             $0            $0              $0
Robert J. Fahey, Jr.     $1,000             $0            $0          $1,000
Stephen L.
  Hershey, M.D.          $1,000             $0            $0          $1,000
John A. Krol             $1,000             $0            $0          $1,000
P. Coleman
  Townsend, Jr.*<F7>     $1,000             $0            $0          $1,000
----------

* <F7>Mr. Townsend resigned as a trustee during the fiscal year ended June 30, 2002.

  Trustee Meetings and Committees.  Effective August 8, 2001, the Fund's Board
  --------------------------------
  of Trustees created an Audit Committee whose members are Messrs. Fahey and Krol. The Audit Committee's written charter provides that the primary functions of the Audit Committee are to recommend to the Board of Trustees the independent accountants to be retained to perform the annual audit, to review the results of the audit, to review the Fund's internal controls and to review certain other matters relating to the Fund's accountants and financial records. The Fund's Board of Trustees has no other committees. The Fund's Board of Trustees met once during the fiscal year ended June 30, 2002 and all of the trustees attended that meeting. The Audit Committee did not meet during the fiscal year ended June 30, 2002.

  Other Executive Officers.  The executive officers of the Fund, besides
  ------------------------
  Michael L. Hershey (President) are as follows:

                                                 PRINCIPAL OCCUPATION(S)
NAME AND AGE             POSITION(S) HELD         DURING PAST FIVE YEARS
------------             -----------------       -----------------------
Bruce V. Vogenitz,       Vice President and       Vice President of Landis
C.F.A. (37)              Secretary since 1998     Associates LLC since 1998;
                                                  Analyst at Gardner Lewis
                                                  Asset Management until 1998
Camille F. Wildes (49)   Vice President/          Vice President of
                         Compliance               Fiduciary Management, Inc.
                         Officer and Treasurer
                         since 1994

  Required Vote.  Under the Fund's Trust Instrument, dated September 16, 1992,
  -------------
  shareholders elect trustees by a plurality of the votes cast by shares which are entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the nominees receiving the largest number of votes from the shareholders will be elected as trustees. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. Assuming a quorum is present, any shares which do not vote, whether by abstention or otherwise, will not affect the election of trustees.

  Recommendation.  The trustees recommend a vote "FOR" all the nominees.
  --------------

                   PROPOSAL NO. 2:  APPROVAL OF AMENDMENT TO
                    FUNDAMENTAL INVESTMENT RESTRICTION NO. 1

  Discussion.  The Fund proposes to change its policy on selling securities
  ----------
  short. The Fund currently has a fundamental investment restriction that prohibits it from selling securities short. The proposed change would allow the Fund to sell securities short to the extent permitted by the 1940 Act. A "short sale" is made by selling a security the Fund does not own. In a short sale transaction, the Fund will borrow a security from a broker and sell it with the expectation that it will replace the security borrowed from the broker by repurchasing the same security at a lower price.

  Proposal No. 2, if approved, will enable the Fund to reduce the Fund's equity exposure by engaging in short sales of index-related (i.e., exchange-traded funds) and other securities. It will also allow the Fund to sell short securities it expects to decline in value. Short sales involve investment risks. The investment performance of the Fund will suffer if a security for which the Fund has effected a short sale appreciates in value. Additionally, the Fund may be required to close out a short position earlier than it had intended if the securities lender requires it to deliver the securities it borrowed at the commencement of the short sale and the Fund is unable to borrow such securities from other securities lenders. If Proposal No. 2 is approved, the Fund would remain subject to the applicable provisions of the 1940 Act relating to short-sale transactions. Generally, consistent with the 1940 Act, the Fund would be permitted to engage in short sales only if the Fund maintains cash or liquid securities at such a level that the amount so maintained plus the amount deposited with the broker as collateral will equal the current value of the security sold short.

  The trustees do not anticipate that the change to the Fund's policy on selling securities short will materially change the manner in which the Fund is currently managed or the level of investment risk associated with an investment in the Fund.

  Current Investment Restriction.  The Fund's current investment restriction
  ------------------------------
  relating to selling securities short is as follows:

  "1. The Fund will not purchase securities on margin, participate in a joint-trading account, sell securities short, or write or invest in put or call options. The Fund's investments in warrants, valued at the lower of cost or market, will not exceed 5% of the value of the Fund's net assets."

  Proposed Investment Restriction.  The investment restriction above would be
  -------------------------------
  revised if approved by the shareholders of the Fund, to read in its entirety as follows:

  "1. The Fund will not purchase securities on margin, participate in a joint-trading account or write or invest in put or call options. The Fund's investments in warrants, valued at the lower of cost or market, will not exceed 5% of the value of the Fund's net assets. The Fund may, to the extent permitted by the Investment Company Act of 1940, sell securities short."

  Required Vote. The favorable vote of the holders of a "majority" (as defined
  -------------
  in the 1940 Act) of the outstanding shares of the Fund is required for the approval of the change in this fundamental investment restriction. Under the 1940 Act, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the proposal if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the change in the fundamental investment restriction.

  If Proposal No. 2 is not approved, the Fund will continue to operate in accordance with its current fundamental investment restriction against selling securities short.

  Recommendation.  The trustees recommend a vote "FOR" Proposal No. 2.
  --------------

                   PROPOSAL NO. 3:  APPROVAL OF AMENDMENT TO
                    FUNDAMENTAL INVESTMENT RESTRICTION NO. 2

  Discussion.  The Fund proposes to change its policy on borrowing money and
  ----------
  issuing senior securities. The 1940 Act establishes limits on the ability of mutual funds to borrow money or issue "senior securities," a term that is defined, generally, to refer to obligations that have a priority over a mutual fund's shares of common stock with respect to the distribution of its assets or the payment of dividends. In addition, the 1940 Act permits a mutual fund to pledge 100% of its assets. Currently, the Fund's policies on borrowing money, issuing senior securities and pledging assets are more restrictive than required by the 1940 Act. The proposed changes would make the Fund's policy on borrowing money or issuing senior securities no more limiting than required by the 1940 Act. The trustees believe that changing the Fund's fundamental investment restrictions in this manner will provide flexibility for future contingencies and, in particular, will permit the Fund to borrow money in amounts greater than is now permitted to meet redemption requests when the liquidation of portfolio investments would be inconvenient or disadvantageous. Such flexibility will facilitate portfolio management.

  Under the proposed fundamental investment restrictions, the Fund would be permitted to borrow money for investment purposes. However, the Fund has no present intention of borrowing money for investment purposes and has adopted a nonfundamental investment policy which prohibits it from purchasing securities while it has any outstanding borrowings, and which restricts the Fund from borrowing money except for temporary bank borrowings.

  Borrowing for investment purposes is known as leveraging. Leveraging investments, by purchasing securities with borrowed money, is a speculative technique which increases investment risk, but also increases investment opportunity. Since substantially all of the Fund's assets will fluctuate in value, whereas the interest obligations on borrowings may be fixed, the net asset value per share of the Fund, when it leverages its investments, will increase more when the Fund's portfolio assets increase in value and decrease more when the portfolio assets decrease in value than would otherwise be the case. Interest costs on borrowings may partially offset or exceed the returns on the borrowed funds. Under adverse conditions, the Fund might have to sell portfolio securities to meet interest or principal payments at a time investment considerations would not favor such sales.

  As required by the 1940 Act, if the Fund's borrowing exceeds 5% of its net assets or if not repaid within sixty days, the Fund must maintain continuous asset coverage (total assets, including assets acquired with borrowed funds, less liabilities exclusive of borrowings) of 300% of all amounts borrowed. If, at any time, the value of the Fund's assets should fail to meet this 300% coverage test, the Fund within three days (not including Sundays or holidays) must reduce the amount of the Fund's borrowings to the extent necessary to meet this 300% coverage. Maintenance of this percentage limitation may result in the sale of portfolio securities at a time when investment considerations otherwise indicate that it would be disadvantageous to do so.

  As indicated above, the trustees have adopted nonfundamental investment restriction No. 1, which the trustees may change or repeal at any time without shareholder approval, which reads as follows:

  "1. The Fund will not borrow money, except for temporary bank borrowings (not in excess of 20% of the value of the Fund's net assets) and will not purchase securities while it has any outstanding borrowings."

  Current Investment Restriction.  The Fund's current investment restriction
  ------------------------------
  relating to borrowing money and issuing senior securities is as follows:

  "2. The Fund will not borrow money or issue senior securities, except for temporary bank borrowings or for emergency or extraordinary purposes (but not for the purpose of purchase of investments) and then only in an amount not in excess of 5% of the value of its total assets and will not pledge any of its assets except to secure borrowings and then only to an extent not greater than 10% of the value of the Fund's net assets. The Fund will not purchase securities while it has any outstanding borrowings."

  Proposed Investment Restriction.  The investment restriction above would be
  -------------------------------
  revised if approved by the shareholders of the Fund, to read in its entirety as follows:

  "2. The Fund may, to the extent permitted by the Investment Company Act of 1940, (a) borrow money, (b) issue senior securities and (c) pledge all or any part of its assets."

  Required Vote. The favorable vote of the holders of a "majority" (as defined
  -------------
  in the 1940 Act) of the outstanding shares of the Fund is required for the approval of the change in this fundamental investment restriction. Under the 1940 Act, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the proposal if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the change in the fundamental investment restriction.

  If Proposal No. 3 is not approved, the Fund will continue to operate in accordance with its current fundamental investment restriction against borrowing money, issuing senior securities and pledging assets.

  Recommendation.  The trustees recommend a vote "FOR" Proposal No. 3.
  --------------

                   PROPOSAL NO. 4:  APPROVAL OF AMENDMENT TO
                    FUNDAMENTAL INVESTMENT RESTRICTION NO. 4

  Discussion.  The Fund proposes to change its policy on investing in the
  ----------
  securities of other investment companies. The Fund currently has a fundamental investment restriction that prohibits it from investing in the securities of other open-end investment companies except as part of a plan of merger, consolidation or reorganization approved by the shareholders of the Fund. The 1940 Act currently does not contain any equivalent restrictions. The proposed change would allow the Fund to invest in the securities of other investment companies to the extent permitted by the 1940 Act. The trustees do not anticipate that the change to the Fund's policy on investing in the securities of other investment companies will materially change the manner in which the Fund is currently managed or the level of investment risk associated with an investment in the Fund. However, the change would allow the Fund to invest in so-called "exchange traded funds." Exchange traded funds are typically organized as unit investment trusts which are open-end investment companies.
The flexibility to invest in exchange traded funds will provide a way for the Fund to obtain broad market exposure without having to purchase a number of different securities.

  If Proposal No. 4 is approved, the Fund would remain subject to the 1940
Act's restrictions on an investment company's ability to invest in other funds. The restrictions of the 1940 Act, while complex, permit mutual funds to invest exclusively in other mutual funds. Subject to certain exceptions, under the 1940 Act, no more than 5% of the Fund's assets may be invested in any single investment company and no more than 10% of the Fund's assets may be invested in all investment companies. However, the Fund has adopted a nonfundamental investment policy that makes clear that investing in other investment companies is not a principal investment strategy of the Fund. As a shareholder in another investment company, the Fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the expenses that the Fund bears in connection with its own operations.

  As indicated above, to restrict the ability of the Fund to invest in the securities of other investment companies, the trustees have adopted nonfundamental investment restriction No. 2, which the trustees may change or repeal at any time without shareholder approval, which reads as follows:

  "2. The Fund will not purchase securities of other investment companies except
(a) as part of a plan of merger, consolidation or reorganization approved by the trustees of the Fund or (b) securities of registered investment companies on the open market where no commission or profit results, other than the usual and customary broker's commission, and where no more than 10% of the value of the Fund's total assets would be invested in such securities and no more than 5% of the Fund's net assets would be invested in shares of any one registered investment company."

  Current Investment Restriction.  The Fund's current investment restriction
  ------------------------------
  relating to investing in the securities of other investment companies is as follows:

  "4. The Fund will not purchase securities of other investment companies except
(a) as part of a plan of merger, consolidation or reorganization approved by the shareholders of the Fund or (b) securities of registered closed-end investment companies on the open market where no commission or profit results, other than the usual and customary broker's commission and where as a result of such purchase the Fund would hold less than 3% of any class of securities, including voting securities, of any registered closed-end investment company and less than 5% of the Fund's assets, taken at current value, would be invested in securities of registered closed-end investment companies."

  Proposed Investment Restriction.  The investment restriction above would be
  -------------------------------
  revised if approved by the shareholders of the Fund, to read in its entirety as follows:

  "4. The Fund may, to the extent permitted by the Investment Company Act of 1940, purchase securities of other investment companies."

  If the proposed change is approved, the Fund will be able to invest in the securities of other investment companies, provided that any such investment is consistent with the Fund's investment objective.

  Required Vote.  The favorable vote of the holders of a "majority" (as defined
  -------------
  in the 1940 Act) of the outstanding shares of the Fund is required for the approval of the change in this fundamental investment restriction. Under the 1940 Act, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the proposal if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the change in the fundamental investment restriction.

  If Proposal No. 4 is not approved, the Fund will continue to operate in accordance with its current fundamental investment restriction against investing in the securities of other investment companies.

  Recommendation.  The trustees recommend a vote "FOR" Proposal No. 4.
  --------------

           PROPOSAL NO. 5:  APPROVAL OF AMENDMENT TO TRUST INSTRUMENT

  Discussion.  The Fund's Trust Instrument permits the creation of new series
  ----------
  or funds, although the Fund is the only series that has been created by the Trustees. If additional series were created under the Trust Instrument as it is currently written, the Fund's trustees could not merge any series with any other series, merge the Fund or any other series with another registered investment company, or liquidate or dissolve the Fund or any other series without obtaining shareholder approval.

  The trustees propose to amend the Trust Instrument to provide that the trustees may, without obtaining any vote of the shareholders of the Fund or any other series, merge any series with any other series, merge the Fund or any other series with another registered investment company, or liquidate or dissolve the Fund or any other series. This proposed change will give the Fund's trustees greater flexibility as they would be able to avoid the time-consuming and expensive process of soliciting proxies in order to obtain shareholder approval of such actions. The proposal would, however, permit the trustees to convert a shareholder's investment into cash or another mutual fund without the approval of the shareholder.

  Current Trust Instrument Provision.  Section 11.4(b) of the Fund's Trust
  ----------------------------------  ----------------
  Instrument currently reads as follows:

  " (b)   The Trustees may, subject to a Majority Shareholder Vote of each
Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, and subject to a vote of a majority of the Trustees:

     (i) sell and convey all or substantially all of the assets of any affected Series to another Series of the Trust for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the affected Series, and which may include Shares of the acquiring Series;

    (ii) sell and convey all or substantially all of the assets of the Trust or any affected Series to another trust, partnership, association or corporation, or to a separate series of shares thereof, organized under the laws of any state which trust, partnership, association or corporation is an open-end management company as defined in the Investment Company Act of 1940, or is a series thereof, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association or corporation or of a series thereof; or

   (iii) at any time sell and convert into money all of the assets of the Trust or any affected Series.

  Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in (i), (ii) or (iii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each Series (or class) ratably among the holders of Shares of that Series then outstanding."

  Proposed Amendment.  If the amendment is approved by the shareholders,
  ------------------
  Section 11.4(b) of the Trust Instrument would be revised to read in its
  ---------------
  entirety as follows:

  " (b)   The Trustees may, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust:

     (i) sell and convey all or substantially all of the assets of any Series to another Series of the Trust for such consideration as the Trustees, in their sole discretion, shall deem adequate, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the affected Series, and which may include Shares of the acquiring Series;

    (ii) sell and convey all or substantially all of the assets of the Trust or any Series to another trust, partnership, association or corporation organized under the laws of any state, or to a separate series of shares thereof, which trust, partnership, association or corporation is an open-end management company as defined in the Investment Company Act of 1940, or is a series thereof, for such consideration as the Trustees in their sole discretion shall deem adequate, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association or corporation or of a series thereof; or

   (iii) at any time sell and convert into money all of the assets of the Trust or any affected Series.

  Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in (i), (ii) or (iii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each affected Series ratably among the holders of Shares of that Series then outstanding."

  If the proposed change is approved, the trustees will be able, without any vote of the shareholders of the Fund or any series of the Fund, to merge any series of the Fund with any other series of the Fund, merge the Fund or any series of the Fund with another registered investment company, or liquidate or dissolve the Fund or any series of the Fund.

  Required vote.  Under the Fund's Trust Instrument, dated September 16, 1992,
  -------------
  this amendment to the Trust Instrument requires an affirmative vote of a majority of the votes cast by shares which are entitled to vote, assuming a quorum is present. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. Assuming a quorum is present, any shares which do not vote, whether by abstention or otherwise, will count as votes against the proposed amendment.

  If Proposal No. 5 is not approved, the Fund will continue to operate in accordance with the provisions of its current Trust Instrument.

  Recommended vote.  The trustees recommend a vote "FOR" Proposal No. 5.
  ----------------

                                 ADMINISTRATOR

  The administrator for the Fund is Fiduciary Management, Inc. Its principal office is located at 225 East Mason Street, Milwaukee, Wisconsin 53202. The Fund has no principal underwriter.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  PricewaterhouseCoopers LLP, 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, currently serves as the independent accountants for the Fund. Representatives of PricewaterhouseCoopers LLP are not expected to attend the special meeting.

  Audit Fees.  For the Fund's fiscal year ended June 30, 2001, the aggregate
  ----------
  fees paid to PricewaterhouseCoopers LLP for professional services rendered for the audit of the Fund's annual financial statements and review of the Fund's quarterly financial statements were $16,497.

  Financial Information Systems Design and Implementation Fees.  The Fund did
  ------------------------------------------------------------
  not pay PricewaterhouseCoopers LLP any fees for services related to financial information systems design and implementation during fiscal 2001.

  All Other Fees.  For the Fund's fiscal year ended June 30, 2001, the
  --------------
  aggregate fees paid to PricewaterhouseCoopers LLP for all other professional services rendered for the Fund, the Adviser and any entity controlling, controlled by or under common control with the Adviser, were $6,375. These fees were for preparation of tax returns.

  The Fund's audit committee does not consider non-audit services rendered by PricewaterhouseCoopers LLP to be incompatible with maintaining the independence of PricewaterhouseCoopers LLP.

                        RECEIPT OF SHAREHOLDER PROPOSALS

  Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in our proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by us of any such proposal. Since we do not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by us a reasonable time before the solicitation of proxies for the meeting is made. The fact that we receive a shareholder proposal in a timely manner does not ensure its inclusion in our proxy materials since there are other requirements in the proxy rules relating to such inclusion.

                                 OTHER MATTERS

  The trustees know of no other matters that may come before the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.

                                  SOLICITATION

  The Fund will bear the cost of soliciting proxies and the cost of the special meeting. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. Also, we will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold shares of the Fund.

  YOU MAY REQUEST A COPY OF OUR LATEST ANNUAL REPORT AND SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT BY WRITING TO THE HENLOPEN FUND, LONGWOOD CORPORATE CENTER SOUTH, SUITE 213, 415 MCFARLAN ROAD, KENNETT SQUARE, PENNSYLVANIA 19348, ATTENTION CORPORATE SECRETARY, OR BY CALLING, TOLL-FREE,
1-800-922-0224.  WE WILL FURNISH THESE COPIES FREE OF CHARGE.

                              THE HENLOPEN FUND

                              /s/ Bruce V. Vogenitz

                              Bruce V. Vogenitz
                              Secretary

Kennett Square, Pennsylvania
August 2, 2002

THE HENLOPEN FUND

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
OF THE HENLOPEN FUND

The undersigned constitutes and appoints Michael L. Hershey and Bruce V. Vogenitz, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the special meeting of shareholders of The Henlopen Fund, on September 30, 2002, at 9:00 a.m. (Eastern Daylight Time), at Longwood Corporate Center South, Suite 213, 415 McFarlan Road, Kennett Square, Pennsylvania 19348, and at any adjournments or postponements thereof, all shares of stock of The Henlopen Fund that the undersigned is entitled to vote as indicated on the reverse side of this card.

This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF THE HENLOPEN FUND

Dated: --------------------------, 2002

Signature(s)

The signature on this proxy should correspond exactly with the name of the shareholder as it appears on the proxy. If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [X]

PLEASE DO NOT USE FINE POINT PENS.

                                             FOR all                WITHHOLD
                                             Nominees              AUTHORITY
                                              Listed            to vote for all
                                            (except as              nominees
                                            marked to            listed at left
                                           the contrary
                                             at left)

1. To elect five trustees
   (01) Robert J. Fahey, Jr.
   (02) Michael L. Hershey*
   (03) Stephen L. Hershey, M.D.*<F8>
   (04) John A. Krol
   (05) John H. Remer

   * <F8>interested Nominees

  (INSTRUCTION: TO WITHHOLD AUTHORITY
  TO VOTE FOR ANY INDIVIDUAL NOMINEE,
  WRITE THAT NOMINEE(S) NAME(S) IN THE
  SPACE PROVIDED BELOW.)                       [  ]                   [  ]


                                                       FOR    AGAINST    ABSTAIN
2. To approve the amendment to fundamental
   investment restriction No. 1                        [  ]     [  ]       [  ]

3. To approve the amendment to fundamental
   investment restriction No. 2                        [  ]     [  ]       [  ]

4. To approve the amendment to fundamental
   investment restriction No. 4                        [  ]     [  ]       [  ]

5. To approve the amendment to Section 11.4(b)
                               ---------------
   of the Fund's Trust Instrument 5                    [  ]     [  ]       [  ]

In their discretion upon such other business as may properly come before the meeting.

Please check box at right if you WILL be
attending the meeting.                                             [  ]